SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of Earliest Event Reported): March 21, 2006
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Section 4 — Matters Related to Accountants and Financial Statements
     Item 4.01 Changes in Registrant’s Certifying Accountant
     On March 21, 2006, the Audit Committee of The GEO Group, Inc. (“GEO”) chose not to extend the engagement of Ernst & Young, LLP (“E&Y”) as GEO’s independent registered public accounting firm. On March 27, 2006, the Audit Committee of GEO engaged the firm of Grant Thornton LLP (“Grant Thornton”) to serve as GEO’s new independent registered public accounting firm.
     The reports of E&Y on the consolidated financial statements of GEO for the years ended January 2, 2005 and January 1, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the reportable event (as defined in Regulation S-K Item 304(a)(1)(v)) with regard to material weaknesses in GEO’s internal control over financial reporting as of January 2, 2005, as follows:
     E&Y’s report with respect to GEO’s financial statements for the fiscal year ended January 2, 2005 contained a reference to E&Y’s report on the effectiveness of GEO’s internal control over financial reporting (the “ 2004 E&Y Report”), which contained an adverse opinion on the effectiveness of GEO’s internal control over financial reporting. The 2004 E&Y Report referred to five material weaknesses identified in management’s annual report on internal control over financial reporting as of January 2, 2005 (the “2004 Management Report”). The 2004 E&Y Report and the 2004 Management Report were included in GEO’s annual report on Form 10-K for the fiscal year ended January 2, 2005, filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2005. As a result of these material weaknesses, the 2004 Management Report concluded, and the 2004 E&Y Report stated that, in E&Y’s opinion, GEO did not maintain effective internal control over financial reporting as of January 2, 2005, based on the criteria set forth by COSO, known as the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework. The material weaknesses referenced in the 2004 Management Report and the 2004 E&Y Report, together with certain items identified during efforts undertaken to remediate those material weaknesses, caused GEO to restate certain portions of its previously issued financial statements for the fiscal years ended December 30, 2001, December 29, 2002, December 28, 2003 and January 2, 2005, as previously disclosed in GEO’s amended annual report on Form 10-K/A for the fiscal year ended January 2, 2005, filed with the SEC on August 17, 2005. As disclosed in Item 9A of GEO’s annual report on Form 10-K for the fiscal year ended January 1, 2006 (the “2005 10-K”), filed with the SEC on March 17, 2006, GEO’s management has concluded that all of the material weaknesses referred to in the 2004 Management Report and the 2004 E&Y Report were remediated as of January 1, 2006. Management’s annual report on internal control over financial reporting as of January 1, 2006, as well as E&Y’s report on the effectiveness of GEO’s internal control over financial reporting as of January 1, 2006, both of which were included in the 2005 10-K, concluded that GEO maintained, in all material respects, effective internal control over financial reporting as of January 1, 2006, based on the COSO criteria.
     During the fiscal years ended January 1, 2006 and January 2, 2005, and through March 21, 2006, there were no disagreements between GEO and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the subject matter of the disagreements in their reports on the financial statements for such years.
     Except for the reportable event (as defined in Regulation S-K Item 304(a)(1)(v)) related to internal control over financial reporting as of January 2, 2005 disclosed above, during the fiscal years ended January 1, 2006 and January 2, 2005, and through March 21, 2006, there were no other reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with respect to GEO.
     During the fiscal years ended January 1, 2006 and January 2, 2005, and through March 21, 2006, GEO has not consulted with Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on GEO’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
     GEO provided E&Y with a copy of this Form 8-K prior to its filing with the SEC and requested that E&Y furnish a letter addressed to the SEC stating whether it agrees with the statements made above and, if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of E&Y’s letter to the SEC.
     Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
March 27, 2006	By:	/s/ John G. O’Rourke
Date		John G. O’Rourke
Senior Vice President -- Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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